CHD MERIDIAN HEALTHCARE, LLC
40 Burton Hills Boulevard, #200
Nashville, TN 37215

August 19, 2005

E. Stuart Clark

Re: Termination of Employment

Dear Stuart:

Upon your acceptance of this letter, please allow it to serve as a binding agreement (the “Agreement”) between you, on the one hand, and CHD Meridian Healthcare, LLC and its subsidiary and affiliated companies (collectively, “CHD Meridian”), on the other hand, with respect to the termination of your employment with CHD Meridian and the other issues addressed in this Agreement.

1. Termination; Transition; Severance.

(a) Termination. Your employment at CHD Meridian under the terms of the Employment Agreement dated January 1, 2000, as amended on January 26, 2005 (collectively, the “Employment Agreement”), which is attached to this Agreement as Exhibit A, will terminate on the earlier of: (1) September 30, 2005; and (2) the date specified in a written notice from CHD Meridian indicating that your employment is terminating, which date will be at least one week after the date you receive the notice. The date on which your employment terminates is referred to as the “Termination Date.”

(b) Transition. Through the Termination Date, you will continue to conduct the duties commensurate with your position and such other duties as may be assigned to you by the Chief Executive Officer of CHD Meridian in the Chief Executive Officer’s reasonable discretion. Following the Termination Date and during the Severance Period (as defined below), you will make yourself available to answer questions concerning your duties while employed by CHD Meridian.

(c) Severance.

(1) Subject to Section 1(c)(3), you will be entitled to a severance allowance equal to $92,500 payable over six months (the “Severance Period”) not inclusive of any accrued and unused Paid Time Off available to you under CHD Meridian’s policies on the Termination Date, less deductions for federal and/or state income tax withholding, FICA, and any other deductions from wages required by law or regulation. The Severance Period will begin the day following the Termination Date. The severance allowance will be paid in 13 equal installments in approximately the same intervals and with approximately the same frequency as CHD Meridian’s normal pay periods. The first such installment will be payable on CHD Meridian’s regular payday next following the Termination Date.

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(2) Subject to Section 1(c)(3) and provided you exercise your COBRA continuation rights under CHD Meridian’s group health insurance plan in which you participate on the Termination Date, CHD Meridian will provide to you COBRA continuation coverage during the Severance Period at no cost to you. The payment of any COBRA continuation premiums following the expiration or termination of the Severance Period is your sole responsibility, without any further notifice from CHD Meridian.

(3) To the extent that you secure new employment before the expiration of the Severance Period, CHD Meridian will discontinue and retain thereafter any payment not yet paid under this Section 1(c).

2. General Releases. Prior to the Termination Date, you will execute a General Release in favor of CHD Meridian in the form of Exhibit B attached to this Agreement, and CHD Meridian will execute a General Release in favor of you in the form of Exhibit C attached to this Agreement.

3. No Further Benefits or Obligations. As of the date hereof, you will be entitled to receive from CHD Meridian only the benefits set forth and incorporated by reference in this Agreement. Except as set forth or incorporated by reference in this Agreement, neither you nor CHD Meridian will have any further obligations to the other.

4. Indemnification. Following the Termination Date, as a former officer of CHD Meridian you are entitled to indemnification as provided by I-trax, Inc.’s Certificate of Incorporation and Bylaws, as amended from time to time.

5. Conditions of Benefits. CHD Meridian will provide to you the rights, payments and benefits set forth in this Agreement as consideration for (a) your execution, non-revocation and honoring of a release of claims and covenant not to sue in favor of CHD Meridian in the form attached hereto as Exhibit B; and (b) your continued compliance with the provisions of Sections 6 and 8 of this Agreement.

6. Confidentiality, Non-Competition and Non-Disclosure.

(a) After the execution of this Agreement, Section 7(a) (Confidentiality), Section 7(c) (Non-Solicitation), Section 7(d) (Remedies), and Section 7(e) (Construction) of the Employment Agreement will continue in full force and effect in accordance with the terms of the Employment Agreement. After the execution of this Agreement, Section 7(b) (Non-Competition) of the Employment Agreement will continue in full force and effect for a period of 12 months commencing with the Termination Date and otherwise in accordance with the Employment Agreement.

(b) CHD Meridian will suffer irreparable injury in the event of any material breach of this Section 6. The damages resulting from such injury will be incapable of being precisely measured and CHD Meridian will not have an adequate remedy at law to redress the harm that such damages may cause. Therefore, CHD Meridian has the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity or under this Agreement, in respect of any failure, or threatened failure, on your part to comply with the provisions of this Section 6, including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Section 6.

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7. CHD Meridian Property. Prior to the Termination Date, and as a condition to the payment by CHD Meridian of the payments described in Section 1(c), you must return to CHD Meridian all CHD Meridian property, including any laptop computer, presentation, software or other electronic device that you may have received from CHD Meridian or which were paid for by CHD Meridian.

8. Business Goodwill. At all times following the date hereof, unless required by process of law or subpoena or to enforce the provisions of this Agreement, you will make no comments or take any other actions, direct or indirect, that will reflect adversely on CHD Meridian or its officers, directors, employees or agents in such capacity or adversely affect their business reputation or goodwill. At all times following the date hereof, CHD Meridian will make no comments or take any other actions, direct or indirect, that will reflect adversely on you or adversely affect your business reputation or goodwill. For a period of two years following the date hereof, you will reasonably cooperate with CHD Meridian in providing information that CHD Meridian reasonably requests and in taking such other action as CHD Meridian may reasonably request, including testifying in connection with any legal proceeding or matter relating to CHD Meridian, other than proceedings relating to the enforcement of this Agreement or other proceedings in which you are a named party whose interests are adverse to those of CHD Meridian. If CHD Meridian requests you to perform any of the obligations set forth in the previous sentence, CHD Meridian will pay you reasonable out-of-pocket expenses and compensate you, at least at the pro-rated rate provided for in this Agreement, for time spent.

9. Governing Law; Arbitration. This Agreement and performance under it, and all proceedings that may ensue from its breach, will be construed in accordance with and under the laws of the State of Tennessee. Unless provided otherwise elsewhere in this Agreement, all proceedings that may ensue from the breach of this Agreement will be resolved through an arbitration proceeding conducted in Nashville, Tennessee, under the Commercial Arbitration Rules, Expedited Procedures, of the American Arbitration Association. Each party will pay half of the fees and expenses of arbitration as well as all of its own fees and expenses. The parties submit to the jurisdiction of the courts of the state courts of Tennessee located in Nashville for purposes of any actions or proceedings that may be required to enforce the final ruling of in the arbitration or other provision of this Agreement.

10. Miscellaneous. This Agreement and the agreements referenced in this Agreement constitute the entire agreement between the parties and cancel and supersede all other agreements and understandings, whether written or oral, between the parties, which may have related to the subject matter contained in this Agreement and your employment by CHD Meridian.  No modification, amendment or waiver of any provisions of this Agreement will be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Except as specifically modified herein, all agreements between the parties remain in full force and effect.

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If this Agreement is acceptable to you, please indicate by signing in the space provided below.

Sincerely,

CHD MERIDIAN HEALTHCARE, LLC

/s/ R. Dixon Thayer

R. Dixon Thayer
Chief Executive Officer

Accepted, Acknowledged
and Agreed to:

/s/ E. Stuart Clark
E. STUART CLARK

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